UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 7, 2004

BALLY TOTAL FITNESS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27478	36-3228107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8700 West Bryn Mawr Avenue, Chicago, Illinois	60631

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     (773) 380-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BALLY TOTAL FITNESS HOLDING CORPORATION
FORM 8-K
Current Report

Item 1.01	Entry into a Material Definitive Agreement.

On December 7, 2004, Bally Total Fitness Holding Corporation (“Bally”) entered into two supplemental indentures (the “Supplemental Indentures”) with U.S. Bank National Association, as trustee (the “Trustee”). One Supplemental Indenture amended the Indenture dated as of July 2, 2003, as supplemented on July 22, 2003, among Bally, as issuer, certain subsidiaries of Bally, as guarantors, and the Trustee (the “Senior Notes Indenture”), which governs Bally’s 10-1/2% Senior Notes due 2011 (the “Senior Notes”). The other Supplemental Indenture amended the Indenture dated as of December 16, 1998, between Bally and the Trustee (the “Senior Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures”), which governs Bally’s 9-7/8% Senior Subordinated Notes due 2007 (the “Senior Subordinated Notes” and, together with the Senior Notes, the “Notes”).

The Supplemental Indentures were entered into in connection with the successful completion of Bally’s solicitation of consents from holders of a majority of the Senior Notes and a majority of the Senior Subordinated Notes to a limited waiver of certain Defaults or Event of Defaults under the Indentures. The Supplemental Indentures amended the Indentures to waive compliance by Bally with Section 7.4 of each Indenture, which require Bally to file with the Securities and Exchange Commission, and furnish to the holders of Notes and the Trustee, reports required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until the Waiver Expiration Date. “Waiver Expiration Date” means (i) May 31, 2005, if Bally does not pay an Additional Consent Fee (as defined below) on or before June 3, 2005, (ii) June 30, 2005, if Bally pays the first Additional Consent Fee on or before June 3, 2005 and does not pay an Additional Consent Fee on or before July 6, 2005 or (iii) July 31, 2005, if Bally pays the first Additional Consent Fee on or before June 3, 2005 and pays the second Additional Consent Fee on or before July 6, 2005. “Additional Consent Fee” means a payment in cash to holders of Notes who consented to the waivers equal to $2.50 per $1,000 in principal amount of Notes with respect to which consents were received and not revoked in accordance with the terms of Bally’s Consent Solicitation Statements dated November 15, 2004 and the related Letters of Consent.

The preceding description of the terms of the Supplemental Indentures is qualified in its entirety by reference to the text of the Supplemental Indentures, which are attached hereto as Exhibit 4.1 and Exhibit 4.2.

Item 8.01	Other Events.

           On December 7, 2004, Bally issued a press release announcing the successful completion of its solicitation of consents from holders of the Notes to a limited waiver of any default or event of default under the Indentures arising from a failure by Bally to file with the Securities and Exchange Commission, and furnish to holders of the Notes and the Trustee, reports required to be filed pursuant to the Exchange Act. See Item 1.01 for additional information. The press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

c. Exhibits

4.1	Supplemental Indenture, dated as of December 7, 2004, among Bally Total Fitness Holding Corporation and U.S. Bank National Association, as trustee for the Registrant’s 9-7/8% Senior Subordinated Notes due 2007.

4.2	Supplemental Indenture, dated as of December 7, 2004, among Bally Total Fitness Holding Corporation and U.S. Bank National Association, as trustee for the Registrant’s 10-1/2% Senior Notes due 2011.

99.1	Press release dated December 7, 2004, announcing the successful completion of the Registrant’s solicitation of consents.

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY TOTAL FITNESS HOLDING CORPORATION

Registrant

Dated: December 9, 2004	/s/ William G. Fanelli

William G. Fanelli
Senior Vice President, Acting Chief Financial Officer